Exhibit 99.1

Nkarta Appoints Alyssa Levin Chief Financial and Business Officer

SOUTH SAN FRANCISCO, Calif., July 5, 2023 -- Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today announced the appointment of Alyssa Levin as Chief Financial and Business Officer.

“Alyssa is a results-oriented leader with substantial financial and transaction experience, a proven track record of driving business transformation, and strong drug development knowledge that will be essential as we continue to advance our pipeline of groundbreaking NK cell therapies,” said Paul J. Hastings, President and CEO of Nkarta. “We are excited to have Alyssa join our leadership team and look forward to leveraging her expertise as we prioritize activities that support the acceleration of our two lead programs, NKX101 and NKX019, closely manage our cash resources, and augment our growth by managing current partnerships and assessing new ones.”

“It’s an honor to join a mission-driven company with the potential to deliver the next generation of transformative cell therapies that can meaningfully improve the lives of patients,” said Ms. Levin. “Nkarta has a bold vision and ambitious plans grounded in the advantages of NK cell biology and a proprietary technology platform. I’m excited to partner with the team at Nkarta to build a world class cell therapy development company.”

Ms. Levin joins Nkarta from Viacyte, a biotechnology company developing stem cell therapy for diabetes, where she oversaw financial strategy and planning as Chief Financial Officer and led the company’s successful merger with Vertex Pharmaceuticals in 2022. Previously Ms. Levin was Chief Financial Officer and Senior Vice President of Operations at Tentarix Biotherapeutics from 2020 to 2022, and Chief Financial Officer at Bird Rock Bio, Inc. from 2019 to 2020. Ms. Levin’s experience also includes financial roles at PricewaterhouseCoopers and The Siegfried Group where she advised clients on IPO and M&A processes. She began her career at PricewaterhouseCoopers in 2009. Immediately prior to her start as Chief Financial and Business Officer of Nkarta, Ms. Levin served as a consultant to the company. Ms. Levin received a B.A. in Psychology and Economics from the University of British Columbia, and a Masters in Professional Accounting from the Edwards School of Business at the University of Saskatchewan. She is also a Chartered Professional Accountant (Canada).

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep anti-tumor activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, statements concerning Nkarta’s expectations regarding any or all of the following: Nkarta’s ability to advance its preclinical and clinical pipeline and accelerate its NKX101 and NKX019 programs; the potential promise and future success of Nkarta’s NK cell therapy candidates; Nkarta’s business plans, strategies, vision and potential; Nkarta’s future cash management, business development, and growth; and the potential impact of executive appointments made by Nkarta. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the clinical success of its two lead product candidates, NKX101 and NKX019; that Nkarta may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; the complexity of the manufacturing process for CAR NK cell therapies; the availability of components and supplies necessary for the conduct of our clinical trials; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises.

These and other risks and uncertainties are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2023, filed with the SEC on May 11, 2023, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com